Exhibit 10.7.2

RELEASE AND AWARD CANCELLATION AND ACCELERATION AGREEMENT

This RELEASE AND AWARD CANCELLATION AND ACCELERATION AGREEMENT (this “Agreement”) is entered into by and between Paycom Software, Inc., a Delaware corporation (the “Company”), and Amy (Walker) Vickroy (the “Participant”), effective as of January 23, 2026 (the “Cancellation Date”).

WHEREAS, the Company previously sponsored and maintained the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”), and currently sponsors and maintains the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”);

WHEREAS, (i) pursuant to the 2014 LTIP and (A) that certain Restricted Stock Award Agreement – Market-Based Vesting, dated February 5, 2021 (the “2021 Market RS Award Agreement”), the Company previously granted Participant an award of six hundred thirty (630) market-based shares of restricted stock (the “2021 Market RS Award”), under which three hundred fifteen (315) shares presently remain unvested and outstanding; (B) that certain Restricted Stock Award Agreement – Time-Based Vesting, dated February 2, 2022 (the “2022 Time RS Award Agreement”), the Company previously granted to Participant an award of one thousand five hundred seventy-nine (1,579) time-based shares of restricted stock (the “2022 Time RS Award”), under which five hundred eight (508) shares presently remain unvested and outstanding; (C) that certain Restricted Stock Award Agreement – Market-Based Vesting, dated February 2, 2022 (the “2022 Market RS Award Agreement”), the Company previously granted to Participant an award of six hundred seventy-seven (677) market-based shares of restricted stock (the “2022 Market RS Award”), under which all six hundred seventy-seven (677) shares presently remain unvested and outstanding, and (D) that certain Restricted Stock Award Agreement – Time-Based Vesting, dated April 30, 2023 (the “April 2023 Time RS Award Agreement”), the Company previously granted to Participant an award of eight hundred fifty-one (851) time-based shares of restricted stock (the “April 2023 Time RS Award”), under which two hundred eighty-four (284) shares presently remain unvested and outstanding; and (ii) pursuant to the 2023 LTIP and (A) that certain Restricted Stock Award Agreement – Time-Based Vesting, dated December 20, 2023 (the “December 2023 Time RS Award Agreement”), the Company previously granted to Participant an award of five thousand (5,000) time-based shares of restricted stock (the “December 2023 Time RS Award”), under which three thousand three hundred thirty-four (3,334) shares presently remain unvested and outstanding; (B) that certain Restricted Stock Award Agreement – Time-Based Vesting, dated May 6, 2024 (the “2024 Time RS Award Agreement”), the Company previously granted to Participant an award of one thousand four hundred eighty-two (1,482) time-based shares of restricted stock (the “2024 Time RS Award”), under which nine hundred eighty-eight (988) shares presently remain unvested and outstanding; (C) that certain Restricted Stock Unit Award Agreement – Time-Based Vesting, dated February 21, 2025 (the “2025 RSU Award Agreement”), the Company previously granted to Participant an award of eight thousand three hundred ninety (8,390) time-based restricted stock units (the “2025 RSU Award”), under which all eight thousand three hundred ninety (8,390) units presently remain unvested and outstanding; and (D) that certain Restricted Stock Unit Award Agreement – Performance-Based Vesting, dated February 21, 2025 (the “2025 PSU Award Agreement”), the Company previously granted to Participant an award of eight thousand three hundred ninety (8,390) performance-based restricted stock units (the “2025 PSU Award”), under which all eight thousand three hundred ninety (8,390) units presently remain unvested and outstanding (the agreements identified in clauses (i) and (ii), collectively, the “Walker Award Agreements”);

WHEREAS, the Participant’s employment with the Company and its subsidiaries will terminate effective on the Cancellation Date, but the Participant will continue to provide consulting services after the Cancellation Date pursuant to an Independent Consultant and Services Agreement (“Consulting Agreement”) between the Participant and Paycom Payroll, LLC, dated on or about the Cancellation Date;

WHEREAS, as described above immediately prior to the Cancellation Date 5,114 total shares of time-based restricted stock previously granted to Participant under the Walker Award Agreements remain unvested and outstanding (the “Unvested Time Shares”);

WHEREAS, as of immediately prior to the Cancellation Date, 992 total shares of market-based restricted stock previously granted to Participant under the Walker Award Agreements remain unvested and outstanding (the “Unvested Market Shares,” together with the Unvested Time Shares, the “Unvested Shares”);

WHEREAS, as of immediately prior to the Cancellation Date, 8,390 total time-based restricted stock units previously granted to Participant under the Walker Award Agreements remain unvested and outstanding (the “Unvested RSUs”);

WHEREAS, as of immediately prior to the Cancellation Date, 8,390 total performance-based restricted stock units previously granted to Participant under the Walker Award Agreements remain unvested and outstanding (the “Unvested PSUs” and, collectively with the Unvested Shares and the Unvested RSUs, the “Unvested Incentives”); and

WHEREAS, in exchange for the consideration described below, the Company and the Participant desire to cancel certain Unvested Incentives (which shall not include the Accelerated Shares (as defined below), the Accelerated Units (as defined below), and the Unvested PSUs (as defined above)), as of the Cancellation Date, so that on and after the Cancellation Date, those certain Unvested Incentives (excluding the Accelerated Shares, the Accelerated Units, and the Unvested PSUs) shall be cancelled, terminated and of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.
Consideration; Accelerated Incentives. In consideration of (a) the Participant’s execution of this Agreement and promises herein, including, without limitation, the release of claims against the Company set forth in Section 3, and (b) the Participant’s agreement to cancel certain Unvested Incentives (as set forth in Section 2 below) and any other rights, obligations and liabilities of the Company granting the Participant the right to acquire shares of Company common stock or other ownership interests of the Company in connection with such cancelled Unvested Incentives, the Company agrees to immediately take action to accelerate the vesting of (i) 2,952 Unvested Time Shares that would have vested in 2026 if the Participant remained employed, consisting of (A) 508 Unvested Time Shares under the 2022 Time RS Award, (B) 284 Unvested Time Shares under the April 2023 Time RS Award, (C) 1,666 Unvested Time Shares under the December 2023 Time RS Award, and (D) 494 Unvested Time Shares under the 2024 Time RS Award (the “Accelerated Shares”), and (ii) 2,796 Unvested RSUs that would have vested in 2026 if the Participant remained employed (the “Accelerated Units”) (for a total accelerated vesting of 5,748 Unvested Incentives), effective as of the Cancellation Date.

2.
Cancellation of Unvested Incentives. In exchange for the consideration described in Section 1 above, the Participant hereby agrees that each of the following shall be cancelled, terminated, and of no further force or effect, effective on the Cancellation Date: (a) all 315 Unvested Shares under the 2021 Market RS Award; (b) all 677 Unvested Shares under the 2022 Market RS Award; (c) 1,668 Unvested Shares under the December 2023 Time RS Award; (d) 494 Unvested Shares under the 2024 Time RS Award; (e) 5,594 Unvested Units under the 2025 Time RSU Award (clauses (a)-(e), collectively, the “Cancelled Incentives”). Neither the Company nor the Participant shall have any further rights or obligations with respect to the Cancelled Incentives or under the Walker Award Agreements as they relate to the Cancelled Incentives, or with respect to any shares of common stock of the Company that could have been acquired under the Walker Award Agreements with respect to the Cancelled Incentives.

3.
Release. Effective as of the Cancellation Date, and in exchange for the consideration provided to the Participant in this Agreement, the Participant (for herself and her heirs, successors and assigns) unconditionally and irrevocably releases and discharges the Company and its successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, agents, fiduciaries, and employee benefit plans (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with or arising from (i) the reduction of her rights to acquire shares of Company common stock pursuant to the Walker Award Agreements; (ii) the forfeiture of any rights to acquire securities of the Company pursuant to the Cancelled Incentives and the shares of Company common stock issuable thereunder; (iii) Participant’s hiring or employment with the Company; (iv) the discontinuation of the Participant’s employment with the Company; or (v) this Agreement (collectively, the “Released Claims”), whether now known or unknown, arising from common law, statute or in equity, which the Participant or the Participant’s successors, heirs, or assigns ever had, have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date of this Agreement. Such Released Claims include, without limitation, claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, discrimination, retaliation, harassment and claims arising under any laws that prohibit sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, claims under the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Texas Labor Code, including but not limited to Chapter 21 (the Texas Commission on Human Rights Act) and Chapter 451 (workers’ compensation retaliation), any statute or laws of the State of Oklahoma, any other similar or equivalent federal, state or local laws, any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute, law or ordinance, and any other claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. Except as required by law, the Participant agrees never to commence or aid any action or proceeding against the Released Parties based on any of the Released Claims. Notwithstanding the foregoing, this release shall not apply to (i) any of the Company’s obligations under this Agreement, (ii) any rights or claims related to the Accelerated Shares or Accelerated Units, (iii) any rights or claims related to vested 401k retirement benefits, (iv) any rights or claims related to COBRA continuation health coverage after the Cancellation Date, (v) any rights or claims arising after the Cancellation Date, and (vi) any rights or claims arising out of the Consulting Agreement.

4.
Continued PSU and 2025 Bonus Eligibility. Notwithstanding anything herein to the contrary, (a) the Unvested PSUs under the 2025 PSU Award shall not be forfeited and shall remain eligible to vest and be paid to Participant after the Cancellation Date in accordance with the terms and conditions of the 2025 PSU Award Agreement; and (b) the Participant shall remain eligible to receive and be paid her annual bonus for 2025 pursuant to the terms of the Paycom Software, Inc. Annual Incentive Plan, as amended, and in a manner consistent with other similarly situated executives of the Company.

5.
No Interference. Nothing in this Agreement is intended to interfere with the Participant’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Participant further acknowledges that nothing in this Agreement is intended to interfere with the Participant’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, the Participant hereby waives the right to recover any damages or benefits in any proceeding the Participant may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on the Participant’s behalf with respect to any of the Released Claims; except that the Participant does not waive any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or similar provision.

6.
No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or the Participant of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the parties to this Agreement specifically deny and disclaim that either has any liability to the other.
7.
Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

8.
Representations and Warranties. The Participant hereby represents and warrants to the Company that: (a) there are no restrictions on the cancellation of the Cancelled Incentives, (b) the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby, and (c) this Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements contained herein.

9.
Miscellaneous.

a. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

b. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

c. Entire Agreement. This Agreement, and the Consulting Agreement, contain the entire understanding of the parties to this Agreement with respect to the subject matters contained in those Agreements and supersede all prior agreements and understandings among the parties with respect to such subject matters, including, without limitation, the Walker Award Agreements (save and except for the forfeiture and clawback provisions in the Walker Award Agreements (if applicable)). For the avoidance of doubt, this Agreement does not supersede (i) the Consulting Agreement, (ii) the Employee Intellectual Property Assignment, Confidentiality, and Class Action Waiver Agreement signed by the Participant on February 5, 2025, and (iii) the Non-Solicitation Agreement signed by the Participant on February 5, 2025.

d. Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties to this Agreement represent that they are relying solely and only on their own judgment in entering into this Agreement.

e. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

f. Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence her consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

COMPANY:
Paycom Software, Inc.
By:	/s/ Robert D. Foster
Name:	Robert D. Foster
Title:	Chief Financial Officer
PARTICIPANT:
/s/ Amy (Walker) Vickroy
Signature
Name:	Amy (Walker) Vickroy
Address:	XXXXXXX

Signature Page to the

Release and Award Cancellation and Acceleration Agreement